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                                                               EXHIBIT 23.6

               CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                           January 10, 1995

Columbia/HCA Healthcare Corporation

201 West Main Street

Louisville, Kentucky 40202

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of Healthtrust, Inc.--The Hospital Company and COL Acquisition Corporation, a wholly owned subsidiary of Columbia/HCA Healthcare Corporation, of our opinion letter appearing as Appendix B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name under the captions "Summary--The Merger--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors--Columbia" and "The Merger--Opinions of Financial Advisors-- Columbia." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                               /s/ Charles R. Cory

                                          By: ____________________________

                                              Charles R. Cory

                                              Managing Director